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EXHIBIT 10.30.1

CITY NATIONAL CORPORATION

FIRST AMENDMENT TO
1999 VARIABLE BONUS PLAN

    This First Amendment to the City National Corporation (the "Corporation") 1999 Variable Bonus Plan (the "Plan") is adopted as of March 5, 2001.

    WHEREAS, the Compensation and Directors Nominating Committee (the "Committee") and the Board of Directors have previously approved the 1999 Variable Bonus Plan;

    WHEREAS, the Corporation's 1999 Variable Bonus Plan was presented to the Corporation's stockholders, and approved by them, at the 1999 Annual Meeting of Stockholders;

    WHEREAS, it has been brought to the attention of the Committee that the Corporation's 1999 Variable Bonus Plan contains an error, in that it provides for bonus payments determined by reference to a participant's "annualized base salary, as determined by the Committee, as of the first day of the Plan Year" when it was intended that bonus payments be determined by reference to a participant's annualized base salary as of the last day of each Plan Year;

    WHEREAS, Section 9 of the Corporation's 1999 Variable Bonus Plan authorizes the Committee to correct any defect in the Plan;

    WHEREAS, Section 9 of Corporation's 1999 Variable Bonus Plan also authorizes the Board of Directors to modify the Plan in whole or in part, provided that no amendment may violate the law or Treasury Regulation Section 1.162-27 (promulgated under the Internal Revenue Code of 1986, as amended) unless the Board of Directors finds that such amendment is in the best interest of the Corporation;

    WHEREAS, the Committee believes the error in the Corporation's 1999 Variable Bonus Plan is a defect that the Committee is authorized to correct;

    WHEREAS, the Committee has been advised by its expert advisers that the amendment necessary to correct this defect would not violate the law or Treasury Regulation Section 1.162-27;

    NOW, THEREFORE, BE IT RESOLVED, that, retroactive to the initial adoption of this Corporation's 1999 Variable Bonus Plan, this Corporation's 1999 Variable Bonus Plan is corrected by revising Section 5.4 thereof to read in its entirety as follows:

  5.4
  The award will be a bonus payment in an amount obtained by multiplying the following amounts: (1) a Participant's annualized base salary, as determined by the Committee, as of the last day of the Plan Year, (2) a specified percentage (as expressed as a decimal or fixed by a formula which will determine such percentage) determined by the Committee to apply to the Participant for the Plan Year.

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CITY NATIONAL CORPORATION
FIRST AMENDMENT TO 1999 VARIABLE BONUS PLAN